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                                                               EXHIBIT NO. 21b



                                      LIST OF SUBSIDIARIES OF
                                      UIL HOLDINGS CORPORATION


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                                                  STATE OR JURISDICTION
                                                  OF INCORPORATION OR        NAME UNDER WHICH
         NAME OF SUBSIDIARY                           ORGANIZATION        SUBSIDIARY DOES BUSINESS
         ------------------                       ---------------------   ------------------------

The United Illuminating Company (1)                    Connecticut        The United Illuminating Company

United Resources, Inc. (1)                             Connecticut        United Resources, Inc.

Xcelecom, Inc. (2)                                     Connecticut        Xcelecom, Inc.

American Payment Systems, Inc. (2)                     Connecticut        American Payment Systems, Inc.

United Bridgeport Energy, Inc. (2)                     Connecticut        United Bridgeport Energy, Inc.

United Capital Investments, Inc. (2)                   Connecticut        United Capital Investments, Inc.

McPhee Electric Ltd., LLC (3)                          Connecticut        McPhee Electric Ltd., LLC

McPhee Utility Power and Signal, Ltd. (3)              Connecticut        McPhee Utility Power and Signal, Ltd.

Thermal Energies, Inc. (3)                             Connecticut        Thermal Energies, Inc.

Allan Electric Co., Inc. (3)                           New Jersey         Allan Electric Co., Inc.

Brite-Way Electrical Contractors, Inc. (3)             New Jersey         Brite-Way Electrical Contractors, Inc.

The DataStore, Incorporated (3)                        New Jersey         The DataStore Incorporated

Orlando Diefenderfer Electrical Contractors, Inc. (3)  Pennsylvania       Orlando Diefenderfer Electrical Contractors, Inc.

Johnson Electric Co., Inc.(3)                          Connecticut        Johnson Electric Co., Inc.

M. J. Daly & Sons, Inc. (3)                            Connecticut        M. J. Daly & Sons, Inc.

4Front Systems, Inc. (3)                               North Carolina     4Front Systems, Inc.

APS Card Services, Inc. (4)                            Connecticut        APS Card Services, Inc.

CellCards of Illinois, LLC (4)                         Illinois           CellCards of Illinois, LLC

Souwestcon Properties, Inc. (5)                        Connecticut        Souwestcon Properties, Inc.

JBL Electric, Inc. (6)                                 New Jersey         JBL Electric, Inc.
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(1)  Subsidiary of UIL Holdings Corporation
(2)  Subsidiary of United Resources, Inc.
(3)  Subsidiary of Xcelecom, Inc.
(4)  Subsidiary of American Payments Systems, Inc.
(5)  Subsidiary of United Capital Investments, Inc.
(6)  Subsidiary of Allan Electric Co., Inc.